Exhibit 10.2

Execution Version

INCREMENTAL ASSUMPTION AGREEMENT NO. 1

INCREMENTAL ASSUMPTION AGREEMENT NO. 1, dated as of July 20, 2020 (this “Agreement”), by and among ELDORADO RESORTS, INC., a Nevada corporation (to be renamed CAESARS ENTERTAINMENT, INC. and converted to a Delaware corporation on the Closing Date), as borrower (the “Borrower”), the Subsidiary Loan Parties party hereto, the Closing Date Incremental Revolving Facility Lenders (as defined below), and the Administrative Agent (as defined below), relating to that certain Credit Agreement, dated as of the date hereof (as modified pursuant to this Agreement and as it may be further amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among, inter alios, the Borrower, the Lenders party thereto from time to time, JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (together with its successors and assigns in such capacity, the “Administrative Agent”) and U.S. BANK NATIONAL ASSOCIATION as collateral agent for the Secured Parties (together with its successors and assigns in such capacity, the “Collateral Agent”).

RECITALS:

WHEREAS, the Borrower has requested Incremental Revolving Facility Commitments in an aggregate principal amount of $185.0 million (the “Closing Date Incremental Revolving Facility Commitments” and the Revolving Facility Loans made thereunder, the “Closing Date Incremental Revolving Facility Loans”) pursuant to Section 2.21(a) of the Credit Agreement, which Closing Date Incremental Revolving Facility Commitments shall constitute an increase to, and have the same terms and conditions as, the Revolving Facility Commitments under the Initial Revolving Facility;

WHEREAS, each of the institutions listed on Schedule I hereto (the “Closing Date Incremental Revolving Facility Lenders”) has agreed, on the terms and conditions set forth herein and in the Credit Agreement, to provide the Closing Date Incremental Revolving Facility Commitments to the Borrower on the Incremental Effective Date (as defined below) in the amount set forth opposite its name under the heading “Closing Date Incremental Revolving Facility Commitment” on Schedule I hereto and to make Revolving Facility Loans to the Borrower thereunder from time to time on and after the Incremental Effective Date (as defined below);

WHEREAS, the Borrower, the Subsidiary Loan Parties party hereto, the Closing Date Incremental Revolving Facility Lenders and the Administrative Agent are entering into this Agreement in order to evidence such Closing Date Incremental Revolving Facility Commitments, which are deemed to be provided on the Incremental Effective Date in accordance with Section 2.21(a) of the Credit Agreement.

AGREEMENT:

NOW, THEREFORE, the parties hereto therefore agree as follows:

SECTION 1.    Defined Terms; References. Capitalized terms used in this Agreement and not otherwise defined herein have the respective meanings assigned thereto in the Credit Agreement. The rules of construction specified in Section 1.02 of the Credit Agreement also apply to this Agreement.

SECTION 2.    Closing Date Incremental Revolving Facility Commitment.

(a)     Subject to the terms and conditions set forth herein, each of the Closing Date Incremental Revolving Facility Lenders hereby agrees, severally and not jointly, to provide its respective Closing Date Incremental Revolving Facility Commitment as set forth on Schedule I annexed hereto on the terms set forth in this Agreement, and its agreements hereunder, including its agreement to provide the Closing Date Incremental Revolving Facility Commitment subject only to the conditions set forth herein shall be binding as of the Agreement Effective Date (as defined below).

(b)    The Closing Date Incremental Revolving Facility Commitment of each Closing Date Incremental Revolving Facility Lender is in addition to such Closing Date Incremental Revolving Facility Lender’s existing Loans and Commitments under the Credit Agreement, if any (which shall continue under and be subject in all respects to the Credit Agreement), and, immediately after giving effect to the modifications contemplated hereby, shall be subject in all respects to the terms of the Credit Agreement (and, in each case, the other Loan Documents).

(c)     It is the understanding, agreement and intention of the parties that (i) the Closing Date Incremental Revolving Facility Commitments shall be part of the same Class of Revolving Facility Commitments as the Revolving Facility Commitments under the Initial Revolving Facility and shall constitute Revolving Facility Commitments and Commitments under the Loan Documents and (ii) all Closing Date Incremental Revolving Facility Loans incurred pursuant to the Closing Date Incremental Revolving Facility Commitments shall be part of the same Class of Loans as the Initial Revolving Loans and shall constitute Initial Revolving Loans, Revolving Facility Loans and Loans under the Loan Documents. The Closing Date Incremental Revolving Facility Commitments and the Closing Date Incremental Revolving Facility Loans shall be subject to the provisions of the Credit Agreement and the other Loan Documents and shall be on terms and conditions identical to the Revolving Facility Commitments and the Initial Revolving Loans, respectively, under the Initial Revolving Facility.

(d)    The Closing Date Incremental Revolving Facility Commitments may be drawn from time to time on or after the Incremental Effective Date in accordance with Section 2.01(a) of the Credit Agreement and shall terminate as set forth in Section 2.08(a) of the Credit Agreement. The Closing Date Incremental Revolving Facility Loans borrowed under the Closing Date Incremental Revolving Facility Commitments shall be repaid in accordance with Section 2.09(a)(i) and Section 2.10(b) of the Credit Agreement.

(e)    Each Closing Date Incremental Revolving Facility Lender acknowledges and agrees that upon its execution of this Agreement that such Closing Date Incremental Revolving Facility Lender shall on and as of the Agreement Effective Date continue to be, a “Revolving Facility Lender” under, and for all purposes of, the Credit Agreement and the other Loan Documents, shall be subject to and bound by the terms thereof, shall perform all the obligations of and shall have all rights of a Lender thereunder, and shall make available such amount to fund its ratable share of Revolving Facility Loans (including Closing Date Incremental Revolving Facility Loans) from time to time on and after the Incremental Effective Date in accordance with the Credit Agreement. Each Closing Date Incremental Revolving Facility Lender has delivered herewith to the Borrower and the Administrative Agent such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such Closing Date Incremental Revolving Facility Lender may be required to deliver to the Borrower and the Administrative Agent pursuant to Section 2.17 of the Credit Agreement.

(f)    This Agreement represents the Borrower’s request for Closing Date Incremental Revolving Facility Commitments to be provided as additional Revolving Facility Commitments under the Initial Revolving Facility on the terms set forth herein on the Incremental Effective Date and for the Closing Date Incremental Revolving Facility Loans to be made thereunder from time to time on and after the Incremental Effective Date in accordance with the Credit Agreement.

(g)    For purposes of calculating the Commitment Fee owed to Closing Date Incremental Revolving Facility Lenders pursuant to Section 2.12 of the Credit Agreement, the Available Unused Commitment of such Closing Date Incremental Revolving Facility Commitments shall commence with the Agreement Effective Date.

SECTION 3.    Reallocation of Revolving Facility Loans.

(a)    On the Incremental Effective Date to the extent necessary for the then outstanding Initial Revolving Loans and then funded and unfunded participations in Letters of Credit under the Initial Revolving Facility to be held on a pro rata basis by the Lenders in accordance with their Revolving Facility Percentages under the Initial Revolving Facility after giving effect to the Closing Date Incremental Revolving Facility Commitments, the Revolving Facility Lenders and the Closing Date Incremental Revolving Facility Lenders shall assign, transfer or purchase, as applicable, interests in the Initial Revolving Loans and funded and unfunded participations in Letters of Credit, or take such other actions as the Administrative Agent may determine to be necessary. Such assignments, transfers or purchases shall be made pursuant to such procedures as may be designated by the Administrative Agent and shall not be required to be effectuated in accordance with Section 9.04 of the Credit Agreement. The Administrative Agent is authorized and directed to take such actions and make such entries in the Register as shall be necessary or appropriate to effectuate this Section 3. Each of the Lenders party hereto agrees to waive any breakage costs pursuant to Section 2.16 of the Credit Agreement that may arise due to the reallocation set forth in this Section 3. In addition, each of the Closing Date Incremental Revolving Facility Lenders acknowledges that the Interest Period with respect to the Initial Revolving Loans allocated to them pursuant to this Section 3 shall be the same Interest Period applicable to the outstanding Initial Revolving Loans held by the other Revolving Facility Lenders.

SECTION 4.    Conditions to Effectiveness of this Agreement. This Agreement shall become effective, and the agreements and commitments of the Closing Date Incremental Revolving Facility Lenders shall be irrevocable, as of the first date (the “Agreement Effective Date”) when each of the following conditions shall have been satisfied:

(a)    the Administrative Agent (or its counsel) shall have received from each Loan Party, the Closing Date Incremental Revolving Facility Lenders and the Administrative Agent (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence reasonably satisfactory to the Administrative Agent (which may include facsimile or electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement;

(b)    the “Closing Date” under the Credit Agreement shall have occurred and the conditions set forth in Section 4.02 of the Credit Agreement shall have been satisfied (or waived in accordance with Section 9.08 of the Credit Agreement);

(c)    the Borrower shall have consummated an offering of at least 16 million shares of its stock (it being acknowledged and agreed that this condition was satisfied on June 19, 2020); and

(d)    immediately after giving effect to the Closing Date Incremental Revolving Facility Commitments on the Agreement Effective Date, no Event of Default under Section 7.01(b), (c), (h) (with respect to the Borrower) or (i) (with respect to the Borrower) under the Credit Agreement shall have occurred and be continuing or would result therefrom.

SECTION 5.    Conditions to Availability of Closing Date Incremental Revolving Facility Commitments. Subject to Section 10, the Closing Date Incremental Revolving Facility Commitments shall be available effective as of the first date (the “Incremental Effective Date”) following the Agreement Effective Date on which the Borrower shall have received all necessary approvals from Gaming Authorities for the incurrence of the Closing Date Incremental Revolving Facility Commitments. The Borrower shall deliver written notice to the Administrative Agent of the occurrence of the Incremental Effective Date, which shall be conclusive and binding on the Borrower, the Subsidiary Loan Parties, the Administrative Agent and the Closing Date Incremental Revolving Facility Lenders.

SECTION 6.    Governing Law; Etc.

(a)    THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLE OF CONFLICTS OF LAW THAT COULD REQUIRE THE APPLICATION OF ANY OTHER LAW.

(b)    EACH PARTY HERETO HEREBY AGREES AS SET FORTH IN SECTIONS 9.11 AND 9.15 OF THE CREDIT AGREEMENT AS IF SUCH SECTIONS WERE SET FORTH IN FULL HEREIN.

SECTION 7.    Confirmation of Guaranties and Security Interests. This Agreement shall not constitute a novation of the Credit Agreement or any of the Loan Documents. This Agreement shall not extinguish the obligations for the payment of money outstanding under the Credit Agreement as in effect immediately prior to the effectiveness of this Agreement or discharge or release the Lien or priority of any Security Document or any other security thereof. By signing this Agreement, each Loan Party hereby confirms that (a) the obligations of the Loan Parties under the Credit Agreement as modified hereby (including with respect to the Closing Date Incremental Revolving Facility Commitments) and the other Loan Documents (i) are entitled to the benefits of the guarantees and the security interests set forth or created in the Collateral Agreement and the other Loan Documents and (ii) constitute Loan Obligations and (b) notwithstanding the effectiveness of the terms hereof, the Collateral Agreement and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects after giving effect to the extension of credit contemplated herein. Each Loan Party ratifies and confirms its prior grant and the validity of all Liens granted, conveyed, or assigned to any Agent by such Person pursuant to each Loan Document to which it is a party with all such Liens continuing in full force and effect after giving effect to this Agreement, and such Liens are not released or reduced hereby, and continue to secure full payment and performance of the Loan Obligations as increased hereby.

SECTION 8.    Reference to and Effect on the Loan Documents.

(a)    On and after the Agreement Effective Date, each reference in the Credit Agreement to “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified by this Agreement.

(b)     From and after the Agreement Effective Date, this Agreement shall be a Loan Document under the Credit Agreement for all purposes of the Credit Agreement.

(c)    This Agreement shall constitute an “Incremental Assumption Agreement”, each of the Closing Date Incremental Revolving Facility Lenders shall constitute an “Incremental Revolving Facility Lender,” a “Revolving Facility Lender,” and a “Lender”, the Closing Date Incremental Revolving Facility Loans shall constitute “Revolving Facility Loans” and “Initial Revolving Loans” and the Closing Date Incremental Revolving Facility Commitments shall constitute “Incremental Revolving Facility Commitments,” “Revolving Facility Commitments,” and “Commitments”, in each case for all purposes of the Credit Agreement and the other Loan Documents.

(d)    After giving effect to the incurrence of the Closing Date Incremental Revolving Facility Commitments, upon the effectiveness and availability thereof on the Incremental Effective Date, the Commitments of the Revolving Facility Lenders shall be as set forth on Schedule II hereof (as such Commitments may be adjusted pursuant to assignments, increases or terminations in accordance with the terms of the Credit Agreement).

(e)    This Agreement shall constitute notice to the Administrative Agent required under Section 2.21(a) of the Credit Agreement.

SECTION 9.    Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. Delivery of an executed counterpart to this Agreement by facsimile transmission or electronic mail (or other electronic transmission pursuant to procedures approved by the Administrative Agent) shall be as effective as delivery of a manually signed original. The words “execution,” “execute,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it. Each of the parties represents and warrants to the other parties that it has the corporate capacity and authority to execute this Agreement through electronic means and there are no restrictions for doing so in that party’s constitutive documents.

SECTION 10.     Termination of Closing Date Incremental Revolving Facility Commitments and Treatment of Terminated or Reduced Closing Date Incremental Revolving Facility Commitments.

(a)    If the Incremental Effective Date has not occurred on or prior to the date that is 180 days after the Agreement Effective Date (or such later date as may be agreed by the Administrative Agent (not to be unreasonably withheld, conditioned or delayed) upon written request from the Borrower) then the Closing Date Incremental Revolving Facility Commitments shall automatically be terminated and reduced to $0 on such date. Without limiting the foregoing, the Borrower may terminate the Closing Date Incremental Revolving Facility Commitments at any time in accordance with Section 2.08 of the Credit Agreement. The date of any termination of the Closing Date Incremental Revolving Facility Commitments under this Section 10(a) is referred to herein as the “Termination Date”.

(b)    If either the Termination Date occurs or the Closing Date Incremental Revolving Facility Commitments are reduced by the Borrower prior to the Incremental Effective Date, the Closing Date Incremental Revolving Facility Commitments of the Closing Date Incremental Revolving Facility Lenders shall automatically be terminated and/or reduced, as applicable, ratably amongst the Closing Date Incremental Revolving Facility Lenders. For the avoidance of doubt, the Revolving Facility Commitments in effect under the Credit Agreement that are not Closing Date Incremental Revolving Facility

Commitments shall not be terminated and/or reduced ratably by the occurrence of such Termination Date or reduction of the Closing Date Incremental Revolving Facility Commitments prior to the Incremental Effective Date.

(c)    On and after the Incremental Effective Date, any reduction or termination of the Closing Date Incremental Revolving Facility Commitments (which, for the avoidance of doubt, shall be part of the same Class of Revolving Facility Commitments as the Revolving Facility Commitments under the Initial Revolving Facility) shall be made ratably among the Revolving Facility Commitments under the Initial Revolving Facility in accordance with Section 2.08 of the Credit Agreement.

SECTION 11.    Miscellaneous. The Borrower shall pay all reasonable fees, costs and expenses of the Administrative Agent as agreed to between the parties incurred in connection with the negotiation, preparation and execution of this Agreement and the other instruments and documents to be delivered hereunder and the transactions contemplated hereby. The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

ELDORADO RESORTS, INC., as Borrower

By:	/s/ Edmund L. Quatmann, Jr.

Name:	Edmund L. Quatmann, Jr.
Title:	Secretary

[Signature Page to Incremental Assumption Agreement No. 1]

SUBSIDIARY LOAN PARTIES:

AZTAR INDIANA GAMING COMPANY, LLC
AZTAR RIVERBOAT HOLDING COMPANY, LLC
BLACK HAWK HOLDINGS, L.L.C.
CAESARS DUBAI, LLC
CAESARS GROWTH PARTNERS, LLC
CAESARS HOLDINGS, INC. (F/K/A CAESARS ENTERTAINMENT CORPORATION)
CAESARS HOSPITALITY, LLC
CAESARS INTERACTIVE ENTERTAINMENT, LLC
CAESARS INTERNATIONAL HOSPITALITY, LLC
CAESARS PARLAY HOLDING, LLC
CATFISH QUEEN PARTNERSHIP IN COMMENDAM
CCR NEWCO, LLC
CC-RENO LLC
CCSC/BLACKHAWK, INC.
CENTROPLEX CENTRE CONVENTION HOTEL, L.L.C.
CIE GROWTH, LLC
CIRCUS AND ELDORADO JOINT VENTURE, LLC
COLUMBIA PROPERTIES TAHOE, LLC
CRS ANNEX, LLC
EASTSIDE CONVENTION CENTER, LLC
ELDORADO CASINO SHREVEPORT JOINT VENTURE
ELDO FIT, LLC
ELDORADO HOLDCO LLC
ELDORADO LIMITED LIABILITY COMPANY
ELDORADO RESORTS LLC
ELDORADO SHREVEPORT #1, LLC
ELDORADO SHREVEPORT #2, LLC
ELGIN HOLDINGS I LLC
ELGIN HOLDINGS II LLC
ELGIN RIVERBOAT RESORT–RIVERBOAT CASINO
GB INVESTOR, LLC

By:	/s/ Edmund L. Quatmann, Jr.

Name:	Edmund L. Quatmann, Jr.
Title:	Secretary

[Signature Page to Incremental Assumption Agreement No. 1]

SUBSIDIARY LOAN PARTIES:

IC HOLDINGS COLORADO, INC.
IOC – BLACK HAWK DISTRIBUTION COMPANY, LLC
IOC – BOONVILLE, INC.
IOC – LULA, INC.
IOC BLACK HAWK COUNTY, INC.
IOC HOLDINGS, L.L.C.
IOC-VICKSBURG, INC.
IOC-VICKSBURG, L.L.C.
ISLE OF CAPRI BETTENDORF, L.C.
ISLE OF CAPRI BLACK HAWK, L.L.C.
ISLE OF CAPRI CASINOS LLC
LIGHTHOUSE POINT, LLC
MB DEVELOPMENT, LLC
MTR GAMING GROUP, INC.
NEW JAZZ ENTERPRISES, L.L.C.
NEW TROPICANA HOLDINGS, INC.
NEW TROPICANA OPCO, INC.
OLD PID, INC.
POMPANO PARK HOLDINGS, L.L.C.
PPI DEVELOPMENT HOLDINGS LLC
PPI DEVELOPMENT LLC
PPI, INC.
ROMULUS RISK AND INSURANCE COMPANY, INC.
SCIOTO DOWNS, INC.
ST. CHARLES GAMING COMPANY, L.L.C.
TEI (ES), LLC
TEI (ST. LOUIS RE), LLC
TEI (STLH), LLC
TEI R7 INVESTMENT LLC
TROPICANA ATLANTIC CITY CORP.
TROPICANA ENTERTAINMENT INC.
TROPICANA LAUGHLIN, LLC
TROPICANA ST. LOUIS LLC
TROPWORLD GAMES LLC
VEGAS DEVELOPMENT LAND OWNER LLC

By:	/s/ Edmund L. Quatmann, Jr.

Name:	Edmund L. Quatmann, Jr.
Title:	Secretary

[Signature Page to Incremental Assumption Agreement No. 1]

CAESARS INTERACTIVE ENTERTAINMENT NEW JERSEY, LLC

By:	CAESARS INTERACTIVE ENTERTAINMENT, LLC, its sole member

By:	/s/ Edmund L. Quatmann, Jr.

Name:	Edmund L. Quatmann, Jr.

Title:	Secretary

[Signature Page to Incremental Assumption Agreement No. 1]

JPMORGAN CHASE BANK, N.A., as Administrative Agent and a Closing Date Incremental Revolving Facility Lender

By:	/s/ Brian Smolowitz

Name:	Brian Smolowitz

Title:	Vice President

[Signature Page to Incremental Assumption Agreement No. 1]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Closing Date Incremental Revolving Facility Lender

By:	/s/ Whitney Gaston

Name:	Whitney Gaston

Title:	Authorized Signatory

By:	/s/ Andrew Griffin

Name:	Andrew Griffin

Title:	Authorized Signatory

[Signature Page to Incremental Assumption Agreement No. 1]

DEUTSCHE BANK AG NEW YORK BRANCH, as a Closing Date Incremental Revolving Facility Lender

By:	/s/ Michael Strobel

Name: Michael Strobel Title: Vice President

By:	/s/ Suzan Onal

Name: Suzan Onal Title: Vice President

[Signature Page to Incremental Assumption Agreement No. 1]

BANK OF AMERICA, N.A.,
as a Closing Date Incremental Revolving Facility Lender

By:	/s/ Brian Corum
Name: Brian D. Corum
Title: Managing Director

[Signature Page to Incremental Assumption Agreement No. 1]

CITIZENS BANK, NATIONAL ASSOCIATION, as a Closing Date Incremental Revolving Facility Lender

By:	/s/ Sean McWhinnie
Name: Sean McWhinnie
Title: Director

[Signature Page to Incremental Assumption Agreement No. 1]

Schedule I

Closing Date Incremental Revolving Facility Commitments

Closing Date Incremental Revolving Facility Lender	Closing Date Incremental Revolving Facility Commitment
JPMorgan Chase Bank, N.A.	$40,000,000.00
Credit Suisse AG, Cayman Islands Branch	$40,000,000.00
Deutsche Bank AG New York Branch	$50,000,000.00
Bank of America, N.A.	$30,000,000.00
Citizens Bank, National Association	$25,000,000.00

Total:	$185,000,000.00

Schedule II

Revolving Facility Commitments and Letter of Credit Commitments

Lender	Revolving Facility Commitment
JPMorgan Chase Bank, N.A.	$155,000,000.00
Credit Suisse AG, Cayman Islands Branch	$130,000,000.00
Macquarie Capital Funding LLC	$125,000,000.00
Bank of America, N.A.	$85,000,000.00
Deutsche Bank AG New York Branch	$105,000,000.00
Goldman Sachs Bank USA	$20,000,000.00
Goldman Sachs Lending Partners LLC	$55,000,000.00
Truist Bank	$100,000,000.00
U.S. Bank National Association	$150,000,000.00
KeyBank National Association	$90,000,000.00
Fifth Third Bank	$90,000,000.00
Citizens Bank, National Association	$80,000,000.00

Total	$1,185,000,000.00